CONTACTS:       Rodney C. Sacks
                Chairman and Chief Executive Officer
                (951) 739-6200

                Hilton H. Schlosberg
                Vice Chairman
                (951) 739-6200

                Roger S. Pondel
                PondelWilkinson Inc.
                (310) 279-5980



                       HANSEN NATURAL CORPORATION REPORTS
                     RECORD FINANCIAL RESULTS FOR 2005 YEAR

                      Net Income Triples; Net Sales up 93%


     Corona, CA March 9, 2006 Hansen Natural Corporation (NASDAQ:HANS) today announced record sales and profits for the year and fourth quarter ended December 31, 2005.

     For the 2005 year, gross sales rose 85.4 percent to $415.4 million from $224.1 million in 2004. Net sales for 2005 increased 93.5 percent to $348.9 million from $180.3 million in the prior year. Operating income grew 205.3 percent in 2005 to $103.4 million from $33.9 million a year ago. Net income advanced 207.9 percent to $62.8 million, or $2.59 per diluted share, from $20.4 million, or $0.86 per diluted share, a year ago.

     Rodney C. Sacks, chairman and chief executive officer, said the record sales and profits for 2005 were primarily attributable to substantially increased sales volumes of the company's Monster Energy(R) drinks and, to a lesser extent, of Lost(R) energy drinks and Joker Mad Energy(TM) drinks. Increased sales volumes of apple juice and apple juice blends also contributed to the record sales. He added that the increase in sales was partially offset by decreased sales volumes primarily of Hansens(R) Natural Sodas, Hansens energy drinks, Energade(R) and Smoothies in cans.

     Gross profit as a percentage of net sales for the year rose to 52.3 percent from 46.3 percent in 2004, primarily due to increased sales of higher margin
Monster Energy(TM) and Lost(R) energy drinks. Selling, general and administrative expenses as a percentage of net sales were lower than in the previous year.

     For the 2005 fourth quarter, gross sales rose 83.9 percent to $113.6 million from $61.8 million a year earlier. Net sales increased 94.7 percent to $98.0 million from $50.3 million in 2004. Operating income increased to $29.8 million from $11.9 million a year ago. Net income increased to $18.4 million, or $0.75 per diluted share, from $7.3 million, or $0.31 per diluted share, in the comparable period in 2004.

     The increase in net income for the fourth quarter compared with the prior year period was primarily attributable to the substantial increase in sales volumes of Monster Energy(TM) drinks.

     Sacks also said that sales of Monster Energy(TM) "Khaos" energy drinks was encouraging.

     Hansen Natural Corporation markets and distributes Hansens(R) Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade(R) energy sports drinks, E20 Energy Water(R), Sparkling Lemonades and Orangeades, multi-vitamin juice drinks in aseptic packaging, Junior Juice juice(R), iced teas, lemonades and juice cocktails, apple juice, cider and juice blends, Blue Sky(R) brand carbonated beverages, Monster Energy(TM) brand energy drinks, Lost(R) Energy brand energy drinks, Joker Mad Energy(TM) and Rumba(TM) brand energy drinks and Fizzit(TM) brand Powdered drink mixes. Hansens can be found on the Web at www.hansens.com.

     * Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with Generally Accepted Accounting Principles ("GAAP"), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by the Company's internal reporting requirements.

     Certain statements made in this announcement may constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability. Management cautions that these statements are qualified by their terms/or important factors, many of which are outside of the control of the company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following:
Changes in consumer preferences, changes in demand that are weather related, particularly in areas outside of California, competitive pricing pressures, activities and strategies of competitors, changes in the price and/or availability of raw materials for the company's products, the availability of production and/or suitable facilities, the marketing efforts of the distributors of the company's products, most of which distribute products that are competitive with the products of the company, the introduction of new products, as well as unilateral decisions that may be made by grocery chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the company's products that they are carrying at any time and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company's actual results could differ materially from those contained in the forward looking statements. The Company assures no obligation to update any forward looking statements.

                                     # # #

                                 (table below)

HANSEN NATURAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
FOR THE THREE-AND TWELVE-MONTHS ENDED DECEMBER 31, 2005 AND 2004
(Unaudited)
_______________________________________________________________________________

                                                         Three Months Ended                        Twelve Months Ended
                                                            December 31,                               December 31,
                                                --------------------------------------    ---------------------------------------
                                                      2005                 2004                 2005                 2004
                                                -----------------    -----------------    -----------------    ------------------

GROSS SALES*                                    $    113,570,741      $    61,760,023      $   415,417,282      $    224,097,875

LESS:  Promotional and
other allowances**                                    15,560,656           11,422,691           66,530,916            43,756,740
                                                -----------------    -----------------    -----------------    ------------------

NET SALES                                             98,010,085           50,337,332          348,886,366           180,341,135

COST OF SALES                                         46,066,902           25,346,905          166,343,118            96,874,750
                                                -----------------    -----------------    -----------------    ------------------

GROSS PROFIT                                          51,943,183           24,990,427          182,543,248            83,466,385

OPERATING EXPENSES:
Selling, general and administrative                   22,127,457           13,063,306           79,029,837            49,507,137
Amortization of trademarks                                26,010               14,403               70,102                73,046
                                                -----------------    -----------------    -----------------    ------------------
     Total operating expenses                         22,153,467           13,077,709           79,099,939            49,580,183
                                                -----------------    -----------------    -----------------    ------------------

OPERATING INCOME                                      29,789,716           11,912,718          103,443,309            33,886,202

NONOPERATING INCOME (EXPENSE):
Interest and financing expense                           (12,522)              (9,793)             (76,531)              (41,988)
Interest income                                          668,948               88,940            1,427,803                93,983
                                                -----------------    -----------------    -----------------    ------------------
     Net nonoperating income                             656,426               79,147            1,351,272                51,995

INCOME BEFORE PROVISION
     FOR INCOME TAXES                                 30,446,142           11,991,865          104,794,581            33,938,197

PROVISION FOR
     INCOME TAXES                                     12,005,945            4,665,139           42,018,605            13,551,393
                                                -----------------    -----------------    -----------------    ------------------
NET INCOME                                       $    18,440,197      $     7,326,726      $    62,775,976      $     20,386,804
                                                =================    =================    =================    ==================

NET INCOME PER COMMON SHARE:
     Basic                                       $          0.83      $          0.34      $          2.85      $           0.96
                                                =================    =================    =================    ==================
     Diluted                                     $          0.75      $          0.31      $          2.59      $           0.86
                                                =================    =================    =================    ==================

NUMBER OF COMMON SHARES USED
   IN PER SHARE COMPUTATIONS:
     Basic                                            22,194,187           21,783,698           22,055,983            21,333,784
                                                =================    =================    =================    ==================
     Diluted                                          24,550,459           23,911,188           24,272,235            23,619,880
                                                =================    =================    =================    ==================

     * Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with Generally Accepted Accounting Principles ("GAAP"), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by the Companys internal reporting requirements.

     **Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, the presentation of promotional and other allowances may not be comparable to similar items presented by other companies. The presentation of promotional and other allowances facilitates an evaluation of the impact thereof on the determination of net sales and illustrates the spending levels incurred to secure such sales. Promotional and other allowances constitute a material portion of the marketing activities of the Company.

HANSEN NATURAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004 (Unaudited)
______________________________________________________________________________


                                                                                      2005                     2004
                                                                                 ---------------         ---------------

                                  ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                         $   61,654,284          $    3,676,119
Short-term investments                                                                11,860,665              17,300,000
Accounts receivable, net                                                              28,751,588              12,650,055
Inventories                                                                           31,399,628              22,406,054
Prepaid expenses and other current assets                                                477,237                 638,967
Prepaid income taxes                                                                     637,794
Deferred income tax asset                                                              5,505,264               3,708,942
                                                                                 ---------------         ---------------
     Total current assets                                                            140,286,460              60,380,137

PROPERTY AND EQUIPMENT, net                                                            3,742,958               2,964,064

INTANGIBLE AND OTHER ASSETS:
Trademarks, net                                                                       19,103,049              18,351,804
Deposits and other assets                                                                757,215                 326,312
                                                                                 ---------------         ---------------
     Total intangible and other assets                                                19,860,264              18,678,116
                                                                                 ---------------         ---------------
                                                                                  $  163,889,682          $   82,022,317
                                                                                 ===============         ===============

                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                                  $   26,613,663          $   14,542,753
Accrued liabilities                                                                    2,481,703               1,582,968
Accrued compensation                                                                   3,346,243               1,831,627
Current portion of long-term debt                                                        515,221                 437,366
Income taxes payable                                                                          -                  346,449
                                                                                 ---------------         ---------------
     Total current liabilities                                                        32,956,830              18,741,163

LONG-TERM DEBT, less current portion                                                      10,123                 146,486

DEFERRED INCOME TAX LIABILITY                                                          5,413,880               4,563,439

COMMITMENTS AND CONTINGENCIES
                                                                                               -                       -

STOCKHOLDERS' EQUITY:
Common stock - $0.005 par value; 30,000,000 shares
     authorized; 22,607,128 shares issued, 22,193,606
     outstanding in 2005; 22,239,728 shares issued, 21,826,206
     outstanding in 2004                                                                 113,036                 111,198
Additional paid-in capital                                                            19,917,748              15,757,942
Retained earnings                                                                    106,292,610              43,516,634
Common stock in treasury, at cost; 413,522 shares in 2005 and 2004                      (814,545)               (814,545)
                                                                                 ---------------         ---------------
     Total shareholders' equity                                                      125,508,849              58,571,229
                                                                                 ---------------         ---------------
                                                                                  $  163,889,682          $   82,022,317
                                                                                 ===============         ===============

